                                                                    EXHIBIT 10.5


                           THIRD AMENDMENT TO LEASE
                           ------------------------

     THIS THIRD AMENDMENT TO LEASE (this "Amendment") is dated for reference purposes only as April 23, 1999, by and between CARRAMERICA REALTY CORPORATION, a Maryland corporation ("Landlord"), and PERICOM SEMICONDUCTOR CORPORATION, a California corporation ("Tenant").

                                   RECITALS
                                   --------

      A. Orchard Investment Company Number 510, a California general partnership ("Orchard"), Landlord's predecessor in interest, as landlord, and Tenant, as tenant, entered into that certain Lease (and First Addendum thereto) dated November 29, 1993 (collectively, the "Original Lease"), in which Orchard leased to Tenant and Tenant leased from Orchard, approximately 19,786 square feet within that certain building which contains approximately 27,488 square feet commonly known as 2380-2390 Bering Drive, San Jose, California ("Building C"), as more particularly described on Exhibit A attached to the Original Lease
                                       ---------
(the "Original Premises"). Orchard and Tenant also entered into that certain Acceptance Agreement dated as of January 28, 1994 regarding the Original Premises.

     B. Orchard and Tenant entered into that certain First Amendment to Lease (the "First Amendment") dated February 5, 1996 pursuant to which Tenant leased an additional 7,000 rentable square feet (the "First Expansion Space") and the Lease Term was extended. The First Expansion Space is located in the building containing approximately 25,888 square feet commonly known as 2340-2350 Bering Drive, San Jose, California ("Building E"), as more particularly described on Exhibit A to the First Amendment. Orchard and Tenant also entered
             ---------
into that certain Interior Improvement Agreement and that certain Acceptance Agreement regarding the First Expansion Space, each dated February 5, 1996.

     C. All of Orchard's rights, title and interest in the Original Lease, as amended by the First Amendment, were assigned to Landlord in connection with Landlord's acquisition of the Project.

     D. Landlord and Tenant subsequently entered into that certain Second Amendment to Lease (the "Second Amendment") dated July 31, 1997 pursuant to which the Tenant leased an additional 7,702 square feet (the "Second Expansion Space"). The Second Expansion Space is located in Building C, as more particularly described on Exhibit A of the Second Amendment.
                          ---------

Landlord and Tenant also entered into that certain Tenant Improvements Construction Agreement regarding the Second Expansion Space dated July 31, 1997.

     E. Subject to the terms and conditions set forth herein, Landlord and Tenant now desire to further amend the Lease to increase the size of the Premises and to extend the Lease Term, subject to the terms and conditions set forth herein. The Original Lease, as amended by the First and Second Amendments and as supplemented by the Interior Improvement Agreements and Acceptance Agreements, is hereinafter collectively referred to as the "Lease."


                                   AMENDMENT
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby mutually promise, covenant and agree as follows:

     1.   Incorporation of Recitals and Definitions.  The Recitals are
          -----------------------------------------
hereby incorporated herein by this reference. In the event of any conflicts between the Lease, and this Third Amendment, the terms of this Third Amendment shall control. Capitalized terms used in this Amendment not otherwise defined herein shall have the meaning given such terms in the Lease.

     2.   Effectiveness of Amendment.  Notwithstanding any provision herein
          -------------------------
to the contrary, the effectiveness of this Amendment shall be expressly subject to and conditioned upon Landlord's (i) receipt of an executed early Lease Termination Agreement with the existing tenant for the of the Third Expansion Space (as defined below), and (ii) receipt and approval of Tenant's most recent audited financial statements.

     3.   Commencement Date/New Definition of Premises.  Subject to Section
          --------------------------------------------
2 above, as of August 1, 1999 (the "Third Expansion Space Commencement Date"), Section D of the Summary of Basic Lease Terms to the Lease is amended to revise the definition of "Premises" to include: (i) the Original Premises (approximately 19,786 square feet), (ii) the First Expansion Space (approximately 7,000 square feet), (iii) the Second Expansion Space (approximately 7,702 square feet), and (iv) that certain space containing approximately 13,000 square feet in Building E (the "Third Expansion Space"). The Third Expansion Space is more particularly described in Exhibit A attached
                                                            ---------
hereto. Thus, as of the Third Expansion Space Commencement Date, the Premises shall contain a total of approximately 47,488 square feet. The Third Expansion Space shall be delivered by Landlord to Tenant in broom-clean condition on the later of (i) May 1, 1999 or (ii) the date on which the prior tenant vacates the Third Expansion Space (the "Delivery Date"). Landlord shall not be liable to Tenant for any delay in delivering the Third Expansion Space to Tenant, but Tenant shall be entitled to a Rent abatement for the number of days between May 1, 1999 and the actual Delivery Date (the "Rent Abatement Period"). For example, if the Delivery Date occurs on May 8, 1999, then Tenant would be entitled to a seven
(7) day Rent Abatement Period, which Tenant shall use at the end of the Term for the Third Expansion Space (i.e., Tenant would not pay Rent hereunder for the last seven days of the Term for the Third Expansion Space). Such a delay in the Delivery Date shall not affect the Third Expansion Space Commencement Date or the "Expiration Date" for the Premises, which shall remain August 1, 1999 and July 31, 2004, respectively. However, in the event that Landlord does not deliver the Third Expansion Space to Tenant before July 31, 1999, Tenant shall have the right (but not the obligation) to terminate this Amendment by providing written notice of Tenant's decision to Landlord.

          During the period commencing on the Delivery Date, and ending on the Third Expansion Space Commencement Date (the "Early Occupancy Period"), Tenant shall be permitted to enter the Third Expansion Space for the purpose of installing Tenant's furniture, fixtures and telephone systems, provided, however, that Tenant's occupancy of the Third Expansion Space during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of this Lease, including, without limitation, Tenant's obligations under the Tenant Improvement Agreement (attached hereto as Exhibit B), Article 9
                                                 ---------
(regarding Tenant's insurance obligations) and Article 10 (regarding Tenant's indemnity obligations), except that Landlord agrees that Tenant's obligation to pay Base Monthly Rent and Common Operating Expenses for the Third Expansion Space during the Early Occupancy Period shall be waived.

          The Third Expansion Space Commencement Date shall not be delayed or affected in any way by the completion of any Tenant Improvements as defined in

Exhibit B attached hereto.
---------

     4.   Lease Term.  Section J of the Summary of Basic Lease Terms to the
          ----------
Lease is amended to provide that the Lease Term shall expire on July 31, 2004 (the "Expiration Date"), unless sooner terminated according to the terms of the Lease.

     5.   Rent. Section K of the Summary of Basic
          ----
Lease Terms to the Lease is amended to add the following at the end thereof:

     Commencing on the Third Expansion Space Commencement Date, and on the first day of each month thereafter for the remainder of the Lease Term, Tenant shall pay to Landlord (in addition to all other amounts due under the Lease), Base Monthly Rent as follows:



    PERIOD              ORIGINAL PREMISES     FIRST EXPANSION        SECOND EXPANSION        THIRD EXPANSION      TOTAL BASE MONTHLY
-------------------     BASE MONTHLY RENT   SPACE BASE MONTHLY     SPACE BASE MONTHLY      SPACE BASE MONTHLY           RENT
                       -------------------        RENT                     RENT                   RENT             -----------------
                           (19,786 SF)      ---------------------  ---------------------   --------------------        (47,488 SF)
                                                (7,000 SF)              (7,702 SF)              (13,000 SF)


August 1, 1999         $16,818.10              $ 6,650.00              $11,707.04              $18,850.00              $54,025.14
through Nov. 30,        ($0.85/sf)              ($0.95/sf)              ($1.52/sf)              ($1.45/sf)              per month
1999                    per month               per month               per month               per month

December 1, 1999       $16,818.10              $ 6,650.00              $12,092.14              $18,850.00              $54,410.24
through Nov. 30,        ($0.85/sf)              ($0.95/sf)              ($1.57/sf)              ($1.45/sf)              per month
2000

December 1, 2000       $16,818.10              $ 6,650.00              $12,477.24              $20,150.00              $56,095.34
through April 30,       ($0.85/sf)              ($0.95/sf)              ($1.62/sf)              ($1.55/sf)              per month
2001                    per month               per month               per month               per month

May 1, 2001            $30,668.30              $10,850.00              $11,938.10              $20,150.00              $73,606.40
through Nov. 30,        ($1.55/sf)              ($1.55/sf)              ($1.55/sf)              ($1.55/sf)              per month
2001                    per month               per month               per month               per month

December 1, 2001       $31,657.60              $11,200.00              $12,323.20              $20,800.00              $75,980.80
through Nov. 30,        ($1.60/sf)              ($1.60/sf)              ($1.60/sf)              ($1.60/sf)              per month
2002                    per month               per month               per month               per month

December 1, 2002       $32,646.90              $11,550.00              $12,708.30              $21,450.00              $78,355.20
through Nov. 30,        ($1.65/sf)              ($1.65/sf)              ($1.65/sf)              ($1.65/sf)              per month
2003                    per month               per month               per month               per month


December 1, 2003       $33,636.20              $11,900.00              $13,093.40              $22,100.00              $80,729.60
through July 31,        ($1.70/sf)              ($1.70/sf)              ($1.70/sf)              ($1.70/sf)              per month
2004                    per month               per month               per month               per month


     6.   Tenant Improvements. Tenant acknowledges and agrees that Landlord
          -------------------
shall provide the Third Expansion Space in its "as-is" condition with existing paint and carpet with no representations or warranties by Landlord. Landlord shall have no obligation to make any improvements to the Third Expansion Space. Tenant shall be obligated to construct all interior improvements in the Third Expansion Space in accordance in the terms of Exhibit B attached hereto.
                                              ---------
Landlord hereby approves the interior improvement plan attached hereto as Exhibit C, provided that Tenant shall still be required to obtain Landlord's
---------
prior written approval of the detailed plans and specifications for such improvement plan.

          Landlord's only obligations in connection with the Third Expansion Space shall be to provide the space in "broom-clean" condition and to provide a tenant improvement allowance in the amount of $289,720.00 (the "Landlord's Contribution") for the construction of additional standard interiors. In no event shall Landlord have any other obligation to make any other improvements or alterations or to provide any other tenant improvement allowance. Any expenses incurred by Tenant in excess of the Landlord's Contribution shall be at Tenant's sole cost and expense.

     7.   Construction Review Fee.  In connection with the design and
          -----------------------
construction of its Tenant Improvements pursuant to Exhibit B, Tenant shall have
                                                    ---------
the right to contract with the architect and general contractor of Tenant's choice, subject to the prior approval by Landlord which approval shall not be unreasonably withheld. Tenant agrees to pay Landlord a construction review fee of an amount equal to three percent (3%) of all Landlord's Contribution amounts paid to Tenant by Landlord, up to a maximum amount of $8,500.00, which construction review fee shall be deducted from each partial payment of Landlord's Contribution to Tenant.

     8.   Tenant's Share.  As of the Third Expansion Space Commencement
          --------------
Date, "Tenant's Share" as set forth in Section G of the Summary of Basic Lease Terms to the Lease is amended in its entirety to read: 100% of Building C and 77.26% of Building E.

     9.   Security Deposit. Section M of the "Summary of Basic Lease Terms"
          ----------------
is amended to increase the amount of the Security Deposit required hereunder to $80,729.60. Therefore, assuming Landlord is currently holding a Security Deposit in the amount of $35,945.52, Tenant shall deposit with Landlord an additional Security Deposit in an amount equal to $44,784.08 at the time Tenant delivers an executed original of this Amendment to Landlord. This additional Security Deposit shall be held by Landlord on the same terms and conditions as the initial Security Deposit in accordance with the terms of the Lease.

     10.  Right of First Negotiation. Provided that Tenant is not then in
          --------------------------
default in the performance of any of its obligations under the Lease (beyond any applicable notice and cure period) Landlord grants to Tenant the following right of first negotiation ("Right of First Negotiation") with respect to the following space: 12,888 square feet located at 2249 Zanker Road, San Jose, California (the "First Negotiation Space"). Subject to the following terms and conditions, Tenant shall have the Right of First Negotiation with respect to the First Negotiation Space if such space becomes available during the Lease Term (including any extensions thereof): (i) when the First Negotiation Space becomes available, Tenant shall have ten (10) business days following its receipt of Landlord's notice that the First Negotiation Space is available to respond to Landlord in writing, (ii) Landlord's notice shall be in writing and shall include the salient terms on which Landlord proposes to lease the First Negotiation Space, (iii) Tenant's failure to respond during such period shall be deemed to be Tenant's election to pass on the First Negotiation Space, (iv) in the event Landlord receives written notice from Tenant during such period of Tenant's interest in the First Negotiation Space, Landlord and Tenant shall have the twenty (20) day period following Landlord's receipt of Tenant's notice to meet, confer and agree in writing on the terms and conditions upon which Tenant would lease the First Negotiation Space from Landlord, (v) if Landlord and Tenant are able to agree on the terms on which Landlord would lease the First Negotiation Space to Tenant during such period, Landlord and Tenant agree to execute an amendment to this Lease to incorporate the First Negotiation Space and those terms agreed to by Landlord and Tenant, and (vi) in the event Landlord and Tenant are unable to agree in writing on the terms for the lease of the First Negotiation Space within such twenty (20) day period (or in the event Tenant passes on such space, or is deemed to have passed on such space), then Landlord shall be free to market the First Negotiation Space to any third parties without any liability to Tenant. Landlord and Tenant agree to negotiate in good faith taking into consideration the rental rates of similar projects in the geographic area of the Project (including the rent, operating costs, and all other monetary payments that Landlord could obtain for the Expansion Space from a third party desiring to lease such space, the services provided under the terms of the Lease, and all other monetary payments then being obtained for new leases of space comparable to such space), and assuming that the First Negotiation Space will be used for the highest and best use allowed under the Lease. Notwithstanding the foregoing, the parties agree that the term of the Lease with respect to the First Negotiation Space shall expire with the Lease Term and shall in no event be less than three years. The Right of First Negotiation described herein is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion.

     11.  Option to Expand.  Landlord hereby grants to Tenant an option to
          ----------------
expand into the approximately 5,888 square feet remaining in 2346 Bering Drive, Building E (the "Fourth Expansion Space"), to be exercised in accordance with the terms and conditions of Subsections A through D below.

          A. Tenant shall notify Landlord with written notice (the "Option Notice") at least nine (9) months prior to the proposed commencement date for the Fourth Expansion Space (the "Fourth Expansion Space Commencement Date"), provided that the Fourth Expansion Space Commencement Date must occur on or before January 1, 2001. Thus, Tenant must deliver the Option Notice to Landlord on or before March 31, 2000 or else Tenant's option to expand as set forth herein shall lapse and have no legal force or effect thereafter.

          B. In the event Tenant timely exercises it option to expand, then commencing on the Fourth Expansion Space Commencement Date and for the remainder of the Term, all of the terms and conditions of this Lease shall also apply to the Fourth Expansion Space, except that Base Monthly Rent for the Fourth Expansion Space shall be at the same Base Monthly Rent rate per square foot as the Third Expansion Space, as set forth in Section 5 above (including the increases thereof) and Tenant shall take the Fourth Expansion Space "as-is" without any representations or warranties whatsoever from Landlord. Landlord shall have no obligation to make any improvements to the Fourth Expansion Space as a result of Tenant's exercise of the foregoing right to expand.

          C. Tenant's right to expand is subject to the condition that, on the date that Tenant delivers its notice exercising its right of first refusal, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods.

          D. Promptly after Tenant's exercise of its right to expand, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Monthly Rent, Tenant's Share and any other appropriate terms changed by the addition of the Fourth Expansion Space. Within fifteen (15) days thereafter, Tenant shall execute and return the amendment to Landlord.

     12.  Option To Extend.  Subject to the terms and conditions set forth
          ----------------
below, Tenant may at its option extend the Lease Term for two (2) periods of three (3) years (each period to be a "Renewal Term"). Each Renewal Term shall be upon the same terms contained in this Lease, except that (i) Landlord shall have no obligation to provide Tenant with any tenant improvement allowance in connection with the Renewal Term, (ii) the Base Rent during the Renewal Term shall be calculated as set forth below, (iii) any reference in the Lease to the "Term" of the Lease shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no further extension options pursuant to this Lease.

          A. The Base Monthly Rent during a Renewal Term shall be the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the applicable Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the applicable Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings of comparable age within similar projects in the vicinity of the Building.

          B. To exercise its option to extend the Lease Term for a Renewal Term, Tenant must deliver a binding notice to Landlord not sooner than one hundred eighty (180) days nor later than one hundred twenty (120) days prior to the expiration of the then existing Term of this Lease. Thereafter, the Market Rate for the applicable Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of the applicable Renewal Term. If Tenant fails to timely give its notice of exercise of the extension options, Tenant will be deemed to have waived its right to exercise all future extension options.

          C.   Market Rate shall be determined as follows:

               (i) If Tenant provides Landlord with its written notice of exercise pursuant to Subsection B above, then prior to the commencement date of the applicable Renewal Term Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days, then the Market Rate shall be determined in accordance with (ii) below.

               (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) below.

               (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

               (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

          D. Tenant's option to extend is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Tenant's option to extend this Lease is subject to the condition that, on each date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods.

     13.  Tenant's Allocated Parking Stalls.  As of the Third Expansion
          ---------------------------------
Space Commencement Date, Section H of the Summary of Basic Lease Terms to the Lease is amended to add an additional fifty (50) parking stalls, of which forty-seven (47) stalls shall be for Tenant's nonexclusive use and three (3) stalls near the entrance to each of the Original Premises, the First Expansion Space, the Second Expansion Space and the Third Expansion Space shall be for Tenant's exclusive use and may be marked as such by Tenant at the entrance to each stall.

     14.  Signs. Subject to Section 4.4 of the Lease, Tenant shall have the
          -----
right to place its name at one exterior location on Building C and Building E, provided, however, that Tenant shall not have said right with respect to any building in which it has sublet, assigned or otherwise transferred any portion of the Premises. The signs showing Tenant's name may be back-lit provided such signs comply with all applicable Laws, and Tenant may add words to the monument signs identifying Tenant located at 2390 and 2380 Bering Drive, subject to Landlord's reasonable approval of such additional words, which shall not be unreasonably withheld.

     15.  Compliance With Regulations.  The parties agree and acknowledge
          ---------------------------
that Landlord shall perform any compliance work required under the Americans With Disabilities Act ("ADA") in the common areas of the Project, except that Tenant shall be solely responsible for all ADA compliance work which is required in the common areas of the Project as a result of Tenant's particular use or activities (including Tenant's proposed alterations or repairs). Except for Landlord's ADA compliance obligations as set forth above, Tenant shall, at its sole cost and expense (i) perform (or at Landlord's election, Landlord shall perform and Tenant shall reimburse Landlord for) all ADA compliance work which is required in the common areas of the Project as a result of Tenant's particular use or activities, and (ii) take all proper and necessary action to cause the Premises, including any repairs, replacements, alterations and improvements thereto, to be maintained, constructed, used and occupied in compliance with applicable law and code requirements, including any and all ADA requirements, whether or not such requirements are based on Tenant's particular use of the Premises, and further to assume all responsibility to ensure the Premises' continued compliance with all applicable laws, codes and ADA requirements throughout the Term. Landlord makes no representations or warranties regarding the Project's or the Premises' compliance with applicable laws, building codes and/or regulations, including the ADA. Tenant shall pay as Additional Rent Tenant's Share of any code compliance costs incurred by Landlord hereunder. Tenant's shall pay as Additional Rent Tenant's Share of any compliance costs incurred by Landlord under this Section 16 to the extent they constitute Common Area Operating Expenses, as defined in Section 8.2 of the Original Lease.

     16.  Tenant's Exclusive Use of Pad.  Tenant shall have exclusive use
          -----------------------------
of the existing enclosed pads located at the rear of 2340 Bering Drive, San Jose, California.

     17.  Brokers.  Landlord and Tenant each represents and warrants to the
          -------
other that it has not dealt with any broker respecting this Amendment other than Tenant's broker of record, Colliers International ("Broker"). Each party shall indemnify and hold the other harmless from any and all claims by any broker (other than the Broker), agent or person claiming a commission or other form of compensation by virtue of this Amendment as a result of such party's dealings with the party from whom indemnification is sought.

     18.  Hazardous Materials.  Tenant acknowledges receipt of that certain
          -------------------
Phase I Environmental Site Assessment of the property located at 225, 231, 235, 245 Charcot Avenue, 2340-2390 Bering Drive, and 2235, 2249 Zanker Road in San Jose, California, prepared for Landlord by Mission Geoscience, Inc., dated October 29, 1996. Landlord agrees that it shall not seek to recover from Tenant, either directly or indirectly (i.e., as Operating Costs), any costs incurred by Landlord for the investigation, cleanup, remediation or disposal of Hazardous Materials (as defined in Section 7 of the Original Lease) on or about the Premises, provided that Tenant can prove to the reasonable satisfaction of Landlord that neither Tenant nor any of its employees, agents, contractors, subcontractors, subtenants, assignees or invitees caused or contributed to the release of the all or any portion of the Hazardous Materials which are the subject of such investigation, cleanup, remediation or disposal activities.

     19.  Time.  Time is of the essence for each and every provision of this
          ----
Amendment.

     20.  Confirmation of Lease.  Except as amended by this Amendment, the
          ---------------------
parties hereby agree and confirm that the Lease is in full force and effect.

          IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.

"Landlord"

CARRAMERICA REALTY CORPORATION,
a Maryland corporation


By:     _________________________
        Philip L. Hawkins
Title:  Chief Operating Officer


"Tenant"

PERICOM SEMICONDUCTOR CORPORATION,
a California corporation

By:     ______________________________

Name:   ______________________________

Title:  ______________________________

                                   EXHIBIT A
                                   ---------

                    Description of Premises to be attached.

                                   EXHIBIT B
                                   ---------

                         TENANT IMPROVEMENT AGREEMENT

     1. TENANT IMPROVEMENTS. Tenant shall cause to be performed the improvements (the "Tenant Improvements") in the Premises in accordance with initial improvement plans attached hereto as Exhibit C (the "Improvement
                                             ---------
Plans"). Tenant shall cause detailed plans and specifications to be prepared based on the attached Improvement Plans for Landlord's prior written approval (the "Plans"), which approvals shall not be unreasonably withheld. The Tenant Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined).

     Tenant shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect and mechanical and electrical engineer(s). Such engineer(s) shall be approved, in advance, by the Landlord. Tenant shall furnish the initial draft of the Plans to Landlord for Landlord's review and approval. After receipt of the initial Plans, Landlord shall promptly either provide comments to such Plans or approve the same. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Promptly following Landlord's receipt of such revised Plans Landlord shall either provide comments to such revised Plans or approve such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord. Tenant hereby agrees that the Plans for the Tenant Improvements shall comply with all applicable Laws. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Tenant Improvements or the compliance of such Tenant Improvements or the Plans with applicable Laws.

     Subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, Tenant shall select a contractor to perform the construction of the Tenant Improvements based on the approved Plans. Tenant shall use commercially reasonable efforts to cause the Tenant Improvements to be substantially completed on or before the Third Expansion Space Commencement Date, provided Tenant agrees and acknowledges that the Third Expansion Space Commencement Date shall not be delayed as a result of any delay in the completion of such Tenant Improvements.

     Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Tenant Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of three percent (3%) of all costs related to the preparation of the Plans and the construction of the Tenant Improvements and the Change Orders; provided, however, that such fee for management services shall not exceed $8,500.00.

     2. CHANGE ORDERS. If, prior to the Third Expansion Space Commencement Date, Tenant shall desire improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of or substitution for the Tenant Improvements, Tenant shall deliver

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to Landlord for its approval plans and specifications for such Change Orders. If
Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject only to Landlord's Contribution.

     3. LANDLORD'S CONTRIBUTION. As provided in Section 6 of this Third Amendment to Lease, Landlord shall contribute an amount up to $289,720.00 ("Landlord's Contribution") toward the costs incurred for the Tenant Improvements and Change Orders relating to the construction of additional standard interiors. Landlord has no obligation to pay for costs of the Tenant Improvements or Change Orders in excess of Landlord's Contribution.

     4. COMMENCEMENT DATE DELAY. The Third Expansion Space Commencement Date shall not be dependent upon the completion or substantial completion of the Tenant Improvements.

     5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. As provided in Section 3 of this Third Amendment to Lease, Landlord may permit Tenant and its agents to enter the Third Expansion Space prior to the Third Expansion Space Commencement Date to prepare the Third Expansion Space for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

          (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

          (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof if required by Landlord (for example, a completion bond), and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

          (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

     Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Third Expansion Space Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.


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     6.   MISCELLANEOUS. Terms used in this Exhibit B shall have the meanings
                                            ---------
assigned to them in the Lease. The terms of this Exhibit B are subject to the
                                                 ---------
terms of the Lease.

     7. AS-BUILTS. Tenant shall supply Landlord with "as-built" drawings for the completed Tenant Improvements following completion of such Tenant Improvements.




















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                                   EXHIBIT C
                                   ---------

                           INTERIOR IMPROVEMENT PLANS

                [To be attached by Landlord prior to execution]



























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